UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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On2 Technologies, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Release date: September 29, 2009

On2 Announces Early Termination of HSR Waiting Period
in Connection with Proposed Acquisition of On2 by Google

CLIFTON PARK, NY, Sept. 29 – On2 Technologies, Inc. (NYSE Amex: ONT), a provider of advanced video compression technologies, announced today that On2 and Google Inc. (NASDAQ: GOOG) have been granted early termination by the Federal Trade Commission and the Antitrust Division of the Department of Justice of the mandatory waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"), in connection with Google’s proposed acquisition of On2.

Termination of the HSR waiting period satisfies one of the conditions to completion of the proposed merger between On2 and a subsidiary of Google. Completion of the proposed merger also is subject to the adoption of the merger agreement by On2 stockholders at a special meeting of On2’s stockholders and the satisfaction of the other closing conditions set forth in the merger agreement.

About On2 Technologies, Inc.
On2 creates advanced video compression technologies that power the video in today’s leading desktop and mobile applications and devices. On2 customers include Adobe, Skype, Nokia, Infineon, Sun Microsystems, Mediatek, Sony, Brightcove, and Move Networks. On2 Technologies is headquartered in Clifton Park, NY USA. For more information, visit www.on2.com or www.on2.cn.

Additional Information and Where to Find It

Google has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 in connection with the proposed merger, which includes a preliminary Proxy Statement of On2 and also constitutes a Prospectus of Google. The definitive Proxy Statement/Prospectus will be mailed to On2 stockholders prior to the On2 special meeting. The Registration Statement and the Proxy Statement/Prospectus contain important information about Google, On2, the proposed merger and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus  (including all amendments and supplements to it) carefully. Investors and security holders may also obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by Google and On2 through the web site maintained by the SEC at www.sec.gov and by contacting Google Investor Relations at +1-650-253-7663 or On2 Investor Relations at +1-518-881-4299. In addition, investors and security holders  can obtain free copies of the documents filed with the SEC on Google’s website at investor.google.com and on On2’s website at www.on2.com.

Participants in the Solicitation

Google, On2 and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Google’s executive officers and directors is included in Google’s definitive proxy statement, which was filed with the SEC on March 24, 2009, and information regarding On2’s executive officers and directors is included in On2’s definitive proxy statement, which was filed with the SEC on April 7, 2009. The Proxy Statement/Prospectus for the proposed merger also provides additional information about participants in the solicitation of proxies from On2 stockholders, which participants' interests may differ from On2 stockholders generally. You can obtain free copies of these documents from Google or On2 using the contact information below.

Contacts:

Investor Contact, Google:
Maria Shim
+1-650-253-7663
marias@google.com

Media Contact, Google:
Andrew Pederson
+1-650-450-3896
andrewpederson@google.com

Contact, On2:
Garo Toomajanian
+1-518-881-4299
invest@on2.com